UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159644	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

590 Madison Avenue, 35th Floor

New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

GREAT AMERICAN GROUP, INC. (THE “COMPANY”) CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AS AMENDED. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF THE COMPANY REGARDING, AMONG OTHER THINGS, THE BUSINESS OF THE COMPANY, ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: (1) DIFFICULTIES ENCOUNTERED IN INTEGRATING THE MERGED COMPANIES; (2) OFFICERS AND DIRECTORS ALLOCATING THEIR TIME TO OTHER BUSINESSES AND POTENTIALLY HAVING CONFLICTS OF INTEREST WITH THE COMPANY’S BUSINESS; (3) SUCCESS IN RETAINING OR RECRUITING, OR CHANGES REQUIRED IN, THE COMPANY’S OFFICERS, KEY EMPLOYEES OR DIRECTORS FOLLOWING THE ACQUISITION (AS DEFINED BELOW); (4) THE POTENTIAL LIQUIDITY AND TRADING OF THE COMPANY’S PUBLIC SECURITIES; (5) THE COMPANY’S REVENUES AND OPERATING PERFORMANCE; (6) CHANGES IN OVERALL ECONOMIC CONDITIONS; (7) THE RESULTS OF ANTICIPATED BUSINESS DEVELOPMENT ACTIVITIES OF THE COMPANY FOLLOWING THE ACQUISITION; (8) RISKS AND COSTS ASSOCIATED WITH REGULATION OF CORPORATE GOVERNANCE AND DISCLOSURE STANDARDS (INCLUDING PURSUANT TO SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002); (9) THE NOTE (AS DEFINED BELOW) IS IN FAVOR OF CERTAIN PARTIES RELATED TO THE COMPANY AND THEIR INTERESTS MAY DIFFER FROM THOSE OF THE COMPANY’S SECURITYHOLDERS; (10) THE COMPANY’S OBLIGATIONS PURSUANT TO THE NOTE MAY NEGATIVELY AFFECT THE COMPANY’S FINANCIAL POSITION AND RESULTS OF OPERATIONS; (11) THE COMPANY’S OBLIGATIONS PURSUANT TO THE NOTE MAY REDUCE THE COMPANY’S ABILITY TO PURSUE FUTURE LIQUIDATION ENGAGEMENTS AND OTHER BUSINESS OPPORTUNITIES; (12) THE COMPANY’S OBLIGATIONS PURSUANT TO THE NOTE MAY INCREASE THE COMPANY’S NEED FOR ADDITIONAL SOURCES OF FINANCING IN THE FUTURE AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO OBTAIN ANY ADDITIONAL FINANCING ON COMMERCIALLY REASONABLE TERMS, IF AT ALL; (13) IF THE COMPANY IS UNABLE TO SATISFY ITS OBLIGATIONS UNDER THE NOTE ON OR PRIOR TO THE MATURITY DATE, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO REFINANCE THE NOTE ON COMMERCIALLY REASONABLE TERMS, IF AT ALL; AND (14) OTHER RISKS REFERENCED FROM TIME TO TIME IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) AND THOSE FACTORS LISTED UNDER “RISK FACTORS” IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS DATED AS OF JULY 20, 2009 AND FILED WITH THE SEC. THE INFORMATION SET FORTH HEREIN SHOULD BE READ IN LIGHT OF SUCH RISKS. THE COMPANY DOES NOT ASSUME ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS REPORT.

THE INFORMATION ON GREAT AMERICAN’S (AS DEFINED BELOW) WEBSITE IS NOT, AND SHALL NOT BE DEEMED TO BE, A PART OF THIS CURRENT REPORT OR INCORPORATED IN FILINGS THE COMPANY MAKES WITH THE SEC.

Item 1.01.	Entry into a Material Definitive Agreement.

The Company is party to that certain Agreement and Plan of Reorganization, dated as of May 14, 2009, as amended by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of May 29, 2009, Amendment No. 2 to Agreement and Plan of Reorganization, dated as of July 8, 2009, and Amendment No. 3 to Agreement and Plan of Reorganization, dated as of July 28, 2009 (as amended, the “Purchase Agreement”), by and among Alternative Asset Management Acquisition Corp. (“AAMAC”), the Company, a wholly-owned subsidiary of AAMAC, AAMAC Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Great American Group, LLC (“Great American”), the members of Great American (the “Great American Members”) and the representative of the Great American Members and the phantom equityholders of Great American (the “Phantom Equityholders” and, together with the Great American Members, the “Contribution Consideration Recipients”), pursuant to which, on July 31, 2009, the Great American Members contributed all of their membership interests of Great American to the Company (the “Contribution”) and concurrently, AAMAC merged with and into Merger Sub (the “Merger” and, together with the Contribution, the “Acquisition”). As a result of the Acquisition, Great American and AAMAC became wholly-owned subsidiaries of the Company.

The Purchase Agreement and the amendments thereto are filed as Exhibits 2.1 through 2.4 to this current report on Form 8-K.

Promissory Note

In connection with the consummation of the Acquisition, the Company issued a subordinated, unsecured promissory note in favor of the Contribution Consideration Recipients (the “Note”) as part of the consideration for the Contribution. The Note was issued in an aggregate principal amount of approximately $55.6 million which is $60.0 million less approximately $4.4 million, the amount of the payments made from AAMAC’s trust account to the Contribution Consideration Recipients in connection with the consummation of the Acquisition in accordance with the Purchase Agreement. The Note has a five-year maturity and bears interest at a rate of 12% per annum. Commencing on October 31, 2009, interest on the Note is payable quarterly in arrears on January 31st, April 30th, July 31st, and October 31st of each year. One-fifth of the principal amount of the Note, including any accrued and unpaid interest thereon, will be payable on each anniversary of the date of issuance of the Note through the fifth anniversary thereof.

Employment Agreements

In connection with the consummation of the Acquisition, the Company entered into separate employment agreements with Messrs. Harvey Yellen, Andrew Gumaer, Paul Erickson and Scott Carpenter (the “Employment Agreements”). The Employment Agreements have no defined length of employment. Either party may terminate the employment relationship at any time, subject to possible severance payments as set forth below.

Pursuant to the Employment Agreements, Messrs. Yellen, Gumaer, Erickson and Carpenter receive annual base salaries of $600,000, $600,000, $300,000, and $225,000, respectively. These base salaries are subject to annual increases of no less than five percent of the base salary. Each Employment Agreement also provides for the award of an annual discretionary bonus and a monthly automobile allowance.

Each Employment Agreement contains an indemnification provision wherein the Company promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with employment by the Company. These covenants and agreements by the Company are in addition to the indemnity agreements entered into by the Company in favor of Messrs. Yellen, Gumaer, Erickson and Carpenter in their capacities as directors and/or officers of the Company discussed below.

Pursuant to each Employment Agreement, the Company will be obligated to make severance payments to an employee if the employment relationship is terminated by the Company without Cause (as defined below) or by the employee with “Good Reason.” “Good Reason” is (i) a material diminution in the employee’s base salary, authority, duties, or responsibilities; (ii) a material diminution in the budget over which the employee retains authority; (iii) a material change in the geographic location at which the employee must perform services; or (iv) any other action or inaction that constitutes a material breach of the terms of the employment agreement. The Employment Agreements provide for the payment of severance to Messrs. Yellen, Gumaer and Erickson in the following amounts: a lump sum equal to two years of base salary; a lump sum equal to two times the annual bonus paid during the term of employment or two times the first target bonus in the event of termination prior to any bonus being paid; and a lump sum equal to 24 times the monthly COBRA premiums for the employee and the employee’s spouse and dependents. Mr. Carpenter’s Employment Agreement provides for the payment of severance in the following amount: a lump sum equal to one year of base salary; a lump sum equal to the highest annual bonus paid during the term of employment or the first target annual bonus in the event of termination prior to any bonus being paid; and a lump sum equal to 12 times the monthly COBRA premiums for the employee and the employee’s spouse and dependents.

Pursuant to the Employment Agreements, severance will not be owed if the employee terminates the employment relationship without Good Reason or if the Company terminates the relationship for “Cause.” “Cause” exists if the employee: (i) engages in gross misconduct or gross negligence in the performance of the employee’s duties or willfully and continuously fails or refuses to perform any duties reasonably requested in the course of the employee’s employment consistent with the employee’s position with the Company; (ii) engages in fraud, dishonesty, or any other improper conduct that causes material harm to the Company or its business or reputation; (iii) materially breaches the employment agreement; or (iv) is convicted of, or pleads guilty or no contest to, a felony or crime involving dishonesty or moral turpitude (excluding traffic offenses).

The preceding summary of the material provisions of the Employment Agreements with Messrs. Yellen, Gumaer, Erickson and Carpenter is qualified in its entirety by reference to the complete text of the employment agreements with Messrs. Yellen, Gumaer, Erickson and Carpenter, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this current report on Form 8-K.

Registration Rights Agreement

In connection with the consummation of the Acquisition, the Company entered into that certain Registration Rights Agreement, dated as of July 31, 2009 (the “Registration Rights Agreement”), with the Contribution Consideration Recipients and OHL Limited, STC Investment Holdings LLC, Solar Capital, LLC, Jakal Investments LLC and AAMAC’s former directors and officers (collectively, the “AAMAC Founders”). Pursuant to the Registration Rights Agreement, the Contribution Consideration Recipients and the AAMAC Founders are entitled to registration rights, subject to certain limitations, with respect to the Company’s common stock they received in the Acquisition. The holders of a majority in interest of the Company’s common stock held by each of the Contribution Consideration Recipients and the AAMAC Founders are entitled to require the Company, on one occasion each, to register, under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock they received in consideration for the Acquisition as well as any securities issued in place of or as a dividend or distribution on such common stock (the “Demand Registration Rights”). The majority in interest of each of the Contribution Consideration Recipients and the AAMAC Founders may elect to exercise Demand Registration Rights at any time after January 17, 2010, the six-month anniversary following the date of effectiveness of the registration statement on Form S-4, as amended, filed by the Company with the SEC in connection with the Acquisition, so long as the estimated market value of the shares of common stock to be registered is at least $500,000. In addition, the Contribution Consideration Recipients and the AAMAC Founders have certain “piggyback” registration rights on registration statements filed after the Company consummates the Acquisition. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The preceding summary of the material provisions of the Registration Rights Agreement is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.5 to this current report on Form 8-K.

Escrow Agreements

In connection with the consummation of the Acquisition, the Company entered into that certain Escrow Agreement, dated as of July 31, 2009 (the “Escrow Agreement”), with Great American, the Great American Members and Continental Stock Transfer & Trust Company, as escrow agent, to provide a fund (a) to secure the indemnification obligations of Great American to AAMAC against losses that the Company, as the surviving entity of the Acquisition, may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by Great American in the Purchase Agreement or any schedule or certificate delivered by Great American in connection with the Purchase Agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by Great American in the Purchase Agreement, (b) to offset against any working capital shortfall pursuant to the Purchase Agreement or (c) to offset against any inventory amount shortfall (together with the claims set forth in clauses (a) and (b), the “Escrow Claims”). Pursuant to the Escrow Agreement, the Great American Members placed in escrow an aggregate of 1,500,000 shares of the Company’s common stock (the “Escrowed Indemnification Stock”).

The first 600,000 shares of the Escrowed Indemnification Stock will be released from escrow on the day that is the 30th day after the date the Company files its annual report on Form 10-K for the year ending December 31, 2009 with the SEC (the “First Escrow Release Date”), less portion of the shares applied in satisfaction of, or reserved with respect to the Escrow Claims, if any. However, with respect to any Escrow Claim made with respect to clause (c) in the previous sentence, the maximum number of shares of the Company’s common stock that may be applied in satisfaction of such claim is 1,320,000, and provided that no such Escrow Claim shall be made prior to the date that all of the specified inventory assets of Great American are sold. The remaining Escrowed Indemnification Stock shall be released on the day that is the 30th day after the date the Company files its annual report on Form 10-K for the year ended December 31, 2010 with the SEC (the “Final Escrow Release Date”), less that portion of the shares applied in satisfaction of or reserved with respect to Escrow Claims. With respect to any Escrow Claims properly and timely delivered pursuant to the Purchase Agreement that remain unresolved at the time of the First Escrow Release Date or the Final Escrow Release Date, a portion of the Escrowed Indemnification Stock will remain in escrow until such claims are resolved, at which time the remaining Escrowed Indemnification Stock shall be promptly returned to the Contribution Consideration Recipients.

The preceding summary of the material provisions of the Escrow Agreement is qualified in its entirety by reference to the complete text of the Escrow Agreement, a copy of which is filed as Exhibit 10.6 to this current report on Form 8-K.

Lock-Up Agreements

In connection with the consummation of the Acquisition, each of the Contribution Consideration Recipients entered into a lock-up agreement with the Company (collectively, the “Lock-Up Agreements”) pursuant to which 50% of the Company’s common stock received by the Contribution Consideration Recipients pursuant to the Acquisition will be released (or issued, as applicable) from the lock-up on the date that is six months following the closing of the Acquisition, an additional 25% of the Company’s common stock received by the Contribution Consideration Recipients shall be released on the date that is twelve months following the closing of the Acquisition, and the remaining 25% of the Company’s common stock received by the Contribution Consideration Recipients shall be released on the date that is eighteen months following the closing of the Acquisition.

The preceding summary of the material provisions of the Lock-Up Agreements is qualified in its entirety by reference to the complete text of the Lock-Up Agreements, a form of which is filed as Exhibit 10.7 to this current report on Form 8-K.

Letter Agreement with AAMAC Founders

Pursuant to that certain letter agreement, dated as of May 14, 2009 (the “Letter Agreement”), as amended on July 8, 2009 (the “July 8 Amendment”), and as further amended on July 28, 2009 (the “July 28 Amendment” and, together with the July 2 Amendment, the “Letter Agreement Amendments”), by and among the Company, the AAMAC Founders, AAMAC and Great American, the AAMAC Founders agreed to cancel 7,850,000 shares of their AAMAC common stock before the consummation of the Acquisition and to cancel 2,500,000 shares of the Company’s common stock that they received in exchange for their AAMAC common stock. The AAMAC Founders also agreed that 1,500,000 shares of the Company’s common stock that they received in exchange for their AAMAC shares, which were deposited into escrow in connection with AAMAC’s initial public offering, will continue to be held in escrow and subject to the restrictions on voting and disbursements for a period of one year from the closing of the Acquisition. Moreover, the AAMAC Founders also agreed that 1,000,000 of their shares of the Company’s common stock will continue to be held in escrow until Great American’s achievement of any one of the Adjusted EBITDA targets described under Item 2.01 of this current report on Form 8-K and in the Purchase Agreement. These shares will be forfeited and cancelled if Great American fails to achieve any of the Adjusted EBITDA targets.

The preceding summary of the material provisions of the Letter Agreement, as amended by the Letter Agreement Amendments, is qualified in its entirety by reference to the complete text of the Letter Agreement and the Letter Agreement Amendments, copies of which are filed as Exhibits 10.8 through 10.10 to this current report on Form 8-K.

Indemnity Agreements

On July 31, 2009, the Company entered into separate indemnity agreements with each of its officers and directors (each, an “Indemnity Agreement” and collectively, the “Indemnity Agreements”) pursuant to which the Company agreed to indemnify such individuals in connection with claims brought against them in their capacities as officers and directors of the Company. Each Indemnity Agreement also provides each individual with, among other things, certain advancement rights in legal proceedings so long as such individual undertakes to repay the advancement if it is later determined that such individual is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreements and is qualified in its entirety by reference to the complete text of the form of the Indemnification Agreements, a form of which is filed as Exhibit 10.10 to this current report on Form 8-K.

Amendment to Warrant Agreement

In connection with the consummation of the Acquisition, AAMAC entered into Amendment No. 1 to the Amended and Restated Warrant Agreement with Continental Stock Transfer & Trust Company (the “Warrant Agreement”) to amend the terms of the Warrant Agreement governing the AAMAC warrants exercisable for shares of AAMAC common stock in order to (i) require the redemption of all of the outstanding AAMAC warrants, including those held by AAMAC’s sponsors, at a price of $0.50 per warrant at any time on or prior to the 90th day following the Acquisition (the “Warrant Redemption”), (ii) delay the commencement of the exercisability of the warrants from immediately following the Acquisition to the 91st day following the consummation of the Acquisition and (iii) preclude any adjustment of the warrants as a result of the Acquisition (the “Warrant Amendment”). The Warrant Agreement and the Warrant Amendment govern the outstanding warrants of the Company issued in exchange for AAMAC warrants in connection with the Acquisition.

In connection with the consummation of the Acquisition, $23,012,500 of the funds released from the AAMAC trust account were deposited in a separate account at Continental Stock Transfer & Trust Co. pending conduct of the Warrant Redemption.

The preceding summary of the material provisions of the Warrant Agreement and the Warrant Amendment is qualified in its entirety by reference to the complete text of the form of Warrant Agreement and the Warrant Amendment, copies of which are attached to this current report on Form 8-K as Exhibits 4.1 and 4.2, respectively. The form of warrant certificate is filed as Exhibit 4.3 to this current report on Form 8-K.

Item 2.01.	Completion of Acquisition.

The Acquisition was consummated on July 31, 2009. As a result of the Acquisition, Great American and AAMAC became wholly-owned subsidiaries of the Company.

In connection with the Acquisition, (i) each outstanding share of AAMAC common stock was exchanged for 2.0 shares of the Company’s common stock and (ii) each outstanding AAMAC warrant, which was exercisable for one share of AAMAC common stock, was exchanged for a warrant exercisable for one share of the Company’s common stock. The units of AAMAC were separated into the component common stock and warrant, each of which participated in the Acquisition as described.

In connection with the Acquisition, the Contribution Consideration Recipients received (i) the Note and (ii) 12,000,000 shares of common stock of the Company (the “Closing Stock Consideration”) (1,440,000 shares of the Closing Stock Consideration is issuable to the Phantom Equityholders according to the vesting schedule described below). In addition, the Contribution Consideration Recipients are eligible to receive up to an aggregate of 6,000,000 additional shares of common stock of the Company (the “Contingent Stock Consideration”) upon Great American’s achievement of the Adjusted EBITDA targets described below and in the Purchase Agreement.

In the event Great American achieves any one of (i) $45,000,000 in Adjusted EBITDA for the 12 months ending December 31, 2009, (ii) $47,500,000 in Adjusted EBITDA for the 12 months ending March 31, 2010, or (iii) $50,000,000 in Adjusted EBITDA for the 12 months ending June 30, 2010, the Company will be obligated to issue to the Contribution Consideration Recipients 2,000,000 shares of the Contingent Stock Consideration in accordance with the vesting schedule described below and in the Purchase Agreement. In the event Great American achieves $55,000,000 in Adjusted EBITDA for the fiscal year ending December 31, 2010, then the Company will be obligated to issue to the Contribution Consideration Recipients 2,000,000 shares of the Contingent Stock Consideration in accordance with the vesting schedule described below and in the Purchase Agreement. In the event Great American achieves $65,000,000 in Adjusted EBITDA for the fiscal year ending December 31, 2011, then the Company will be obligated to issue to the Contribution Consideration Recipients the remaining 2,000,000 shares of the Contingent Stock Consideration in accordance with the vesting schedule described below and in the Purchase Agreement; provided, however, that if the Company does not achieve the December 31, 2010 Adjusted EBITDA target but does achieve the December 31, 2011 Adjusted EBITDA target, then the Company will be obligated to issue to the Contribution Consideration Recipients 4,000,000 shares of the Contingent Stock Consideration in accordance with the vesting schedule described below and in the Purchase Agreement. For purposes of the Purchase Agreement, “Adjusted EBITDA” means the consolidated net earnings of Great American before interest expense, income taxes, depreciation, amortization, extraordinary or non-recurring loss and all other extraordinary non-cash items for the applicable period and as calculated on a consistent basis, and net earnings excludes, among other things, expenses incurred in connection with the Acquisition, payments or accruals related to any of the Phantom Equityholders any present, past of future stock based compensation, any changes in the valuation of the minority membership interests in Great American’s majority owned limited liability company subsidiaries, and the payment of the Contingent Stock Consideration and any shares of the Company’s common stock released to the AAMAC Founders pursuant to Great American’s achievement, if at all, of the Adjusted EBITDA targets described herein.

The Closing Stock Consideration to be issued to the Phantom Equityholders will be subject to vesting for a period of eighteen months and will be earned by and issued to the Phantom Equityholders subject to their continued employment, as described below and in the Purchase Agreement. The Contingent Stock Consideration will be issued to each of the Great American Members and Phantom Equityholders to the extent earned and with respect to the applicable target period, in three equal installments, beginning on the first anniversary of the closing of the Acquisition and issuable on each anniversary of the closing of the Acquisition thereafter in accordance with the Purchase Agreement.

With respect to the Phantom Equityholders, in order for a Phantom Equityholder to receive his portion of the applicable installment of the Closing Stock Consideration and/or the Contingent Stock Consideration, such Phantom Equityholder must remain continuously employed by the Company or Great American (or not have been terminated for Cause or resigned for Good Reason, each as defined in the Purchase Agreement) through the applicable vesting periods. A Phantom Equityholder will be considered to have been continuously employed during the period in which he or she is disabled. To the extent a Phantom Equityholder dies during the applicable vesting periods, the unvested Closing Stock Consideration and unvested Contingent Stock Consideration will immediately vest and be thereafter issued to such Phantom Equityholder’s heirs or estate, as applicable.

The Great American Members received from Great American, promptly following the closing date of the Acquisition, distributions of the unrestricted cash and cash equivalents held by Great American (after giving effect to the repayment of certain debt obligations of Great American in an outstanding principal amount of $2,985,000 at April 30, 2009) of approximately $18,815,000.

1,500,000 shares of Escrowed Indemnification Stock are subject to the Escrow Agreement. The Escrowed Indemnification Stock will be used to satisfy AAMAC’s indemnification claims and downward working capital adjustments, if any, each pursuant to the terms of the Purchase Agreement. If the final net working capital of Great American, as calculated pursuant to the terms of the Purchase Agreement, is greater than $6,000,000 at closing, the Great American Members will be entitled to receive from the Company in cash, and without interest, the amount by which the final net working capital of Great American exceeds $6,000,000. If the final net working capital of Great American is less than $6,000,000, the Company will be entitled to receive, solely in the form of shares from the Escrowed Indemnification Stock (which shares for purposes of this calculation are deemed valued at $9.84 per share), an amount equal to such working capital shortfall. The Escrowed Indemnification Stock will be released from escrow in accordance with the Purchase Agreement.

1,320,000 of the Escrowed Indemnification Stock owned by the Great American Members will, in addition to being subject to AAMAC’s indemnification claims and downward working capital adjustments, if any, be subject to being cancelled by the Company (or otherwise contributed back into escrow as specified in the Purchase Agreement) to the extent that the gross proceeds received by the Company with respect to sales of certain inventory assets of Great American (as specified in the Purchase Agreement) are less than the book value of such inventory assets as set forth on Great American’s closing date balance sheet. For purposes of this calculation, these shares are deemed valued at $9.84 per share.

Immediately following the consummation of the Acquisition, the Company had 29,906,626 shares of common stock and warrants to purchase 46,025,000 shares of common stock outstanding. The Company’s common stock and warrants began trading on the OTC Bulletin Board under the symbols “GAMR” and “GAMRW,” respectively, on August 3, 2009. Approximately $407.8 million was held in AAMAC’s trust account as of July 8, 2009, the record date for the AAMAC special meeting of warrantholders and special meeting of stockholders. Upon consummation of the Acquisition, the funds were disbursed as follows: approximately $208.8 million to parties who executed certain Purchase Agreements with AAMAC, approximately $3.2 million to Citigroup Global Markets, Inc. and Lazard Capital Markets LLC, the underwriters for AAMAC’s initial public offering, for deferred discounts and commissions deposited in trust, approximately $116.6 million by Continental Stock Transfer & Trust Co. to AAMAC stockholders who voted against the transaction and properly elected to convert their shares to a pro rata portion of the AAMAC trust account, approximately $23.0 million retained by Continental Stock Transfer & Trust Co. for the warrant redemption, and the balance of approximately $56.1 million released to AAMAC. After payment of expenses incurred by AAMAC, its sponsors, Great American and the Great American Members, which totaled approximately $7.3 million, and a distribution of approximately $4.3 million to the Contribution Consideration Recipients, approximately $40.0 million of net proceeds were transferred to the Company.

Business

A description of the Company’s business is included in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Company’s Registration Statement on Form S-4, declared effective by the SEC on July 17, 2009 under “Business of Great American and the Company” beginning on page 162, which information is incorporated herein by reference.

Risk Factors

The risks associated with the business of Great American and the Company are described under “Risk Factors—Risks Related to Great American’s Business and Operations” beginning on page 44 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Financial Information

Certain financial information related to the business of the Company and Great American is set forth under “Great American’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 172 of the Proxy Statement/Prospectus and “AAMAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 151 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Properties

Information regarding the properties of the Company and Great American is set forth under “Business of Great American and the Company—Properties” on page 171 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock immediately following the consummation of the Acquisition by:

•	each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock on July 31, 2009;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The information set forth in the table below does not reflect beneficial ownership of any of the Contingent Stock Consideration or Closing Stock Consideration issuable to the Phantom Equityholders and subject to vesting as these shares will not be earned within 60 days of the consummation of the Acquisition and do not entitle the prospective recipients the right to vote such shares on any matters until they are earned.

Name of Beneficial Owner (1)	Number of Outstanding Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned (2)
Harvey M. Yellen	5,280,000	17.7%
Andrew Gumaer	5,280,000	17.7%
Matthew J. Hart	—	—
Hugh M. Hilton	—	—
Mark D. Klein	234,375	*
Michael J. Levitt(3)	1,222,100	4.1%
Jonathan I. Berger(3)	1,222,100	4.1%
Paul Erickson	—	—
Scott K. Carpenter	—	—
Thomas E. Pabst	—	—
Lester M. Friedman	—	—
Mark Weitz	—	—
Mark Naughton	—	—
All directors and executive officers as a group (13 individuals)	12,016,475	40.2%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each holder is c/o Great American Group, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, California 91367.
(2)	Based on 29,906,626 shares of common stock outstanding immediately after the consummation of the Acquisition.
(3)

These shares are held by STC Investment Holdings LLC, the business address of which is 152 West 57th Street, New York, New York, 10019. Stone Tower Operating LP is the managing member of STC Investment Holdings LLC. Stone Tower Operating LP is ultimately controlled by Michael J. Levitt through Stone Tower Capital LLC. Mr. Levitt is the Chairman and Chief Investment Officer of Stone Tower Capital LLC and may be considered to have beneficial ownership of STC Investment Holdings LLC’s interests in AAMAC. Mr. Berger is a Senior Managing Director of Stone Tower Capital LLC and may be considered to have beneficial ownership of STC Investment Holdings LLC’s interests in AAMAC. Michael Levitt may be deemed to have voting and dispositive control with respect to the securities owned by STC Investment Holdings LLC. Messrs. Levitt and Berger disclaim beneficial ownership of any shares in which they do not have a pecuniary interest.

Directors and Executive Officers

Information regarding the directors and executive officers of the Company following the consummation of the Acquisition is set forth under “Management of the Company Following the Acquisition” beginning on page 206 of the Proxy Statement/Prospectus and “Management of AAMAC” beginning on page 158 of the Proxy Statement/Prospectus, as applicable, which information is incorporated herein by reference. To the extent applicable, the information regarding the directors and executive officers of the Company following the consummation of the Acquisition set forth under Item 5.02 of this current report on Form 8-K is also incorporated herein by reference.

Executive Compensation

Information regarding director and executive officer compensation of Great American prior to the completion of the Acquisition is set forth under “Management of Great American—Director Compensation” beginning on page 197 of the Proxy Statement/Prospectus and “Management of Great American—Executive Compensation” beginning on page 197 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Information regarding the compensation of the Company’s directors and executive officers after the completion of the Acquisition is set forth under “Management of the Company Following the Acquisition—Director Compensation” on page 208 of the Proxy Statement/Prospectus and “Management of the Company Following the Acquisition—Executive Compensation” on page 209 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

The description of the Employment Agreements set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

Information regarding certain relationships and related transactions of AAMAC, Great American and the Company is set forth under “Certain Relationships and Related Transactions” beginning on page 215 of the Proxy Statement/Prospectus, which information is incorporated herein by reference. Information regarding director independence is set forth under “Management of the Company Following the Acquisition” beginning on page 206 of the Proxy Statement/Prospectus, which information is incorporated herein by reference. To the extent applicable, information regarding certain relationships and related transactions involving the Company set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Legal Proceedings

Information regarding the legal proceedings of Great American and the Company is set forth under “Business of Great American and the Company—Legal Proceedings” on page 171 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Historical market price information regarding the Company’s securities is not provided because prior to the Acquisition, there was no public market for the Company’s securities.

Recent Sales of Unregistered Securities

Not Applicable.

Description of Company’s Securities

A description of the Company’s common stock and other securities of the Company is set forth under “Description of Company Securities” beginning on page 228 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Indemnification of Directors and Officers

The description of the Indemnity Agreements set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Information regarding the indemnification of directors and officers of the Company is set forth under “Description of Company Securities—Limitation of Liability” on page 230 of the Proxy Statement/Prospectus, which information is incorporated herein by reference.

Financial Statements and Exhibits

Information concerning the financial information of the Company, Great American and AAMAC set forth under Item 9.01 of this current report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The description of the Note under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

Immediately following the consummation of the Acquisition, the former AAMAC stockholders and the Great American Members hold 100% of the total combined voting power of all of the Company’s outstanding common stock. Immediately prior to the consummation of the Acquisition, the Company was a wholly-owned subsidiary of AAMAC.

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Officers.

Effective immediately upon consummation of the Acquisition, Mark D. Klein resigned as the interim Chief Executive Officer and interim Chief Financial Officer of the Company and the following persons were appointed as officers of the Company: Andrew Gumaer, Chief Executive Officer and Secretary; Harvey M. Yellen, Vice Chairman and President; Paul Erickson, Chief Financial Officer; Scott Carpenter, Executive Vice President, Retail Services; and Mark Naughton, Senior Vice President and General Counsel.

The biographical information of Messrs. Gumaer, Yellen, Erickson, Carpenter and Naughton is incorporated herein by reference from the section entitled “Management of Great American” beginning on page 196 of the Proxy Statement/Prospectus. To the extent applicable, the information under “Certain Relationships and Related Transactions—Great American Related Person Transactions” beginning on page 219 of the Proxy Statement/Prospectus is incorporated herein by reference. To the extent applicable, the description of the Employment Agreements set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the Purchase Agreement, Great American has the right to designate four individuals and AAMAC has the right to designate three individuals to serve on the Company’s board of directors. Effective immediately upon consummation of the Acquisition, the following persons were appointed as members of the Company’s board of directors: Andrew Gumaer, Harvey M. Yellen, Matthew J. Hart, Hugh G. Hilton and Jonathan I. Berger. Michael J. Levitt and Mark D. Klein, who were serving as directors of the Company immediately prior to the Acquisition, continue to serve in such capacities. The biographical information of Messrs. Gumaer, Yellen, Hart, Hilton, Levitt, Klein and Berger are incorporated herein by reference from the sections entitled “Management of Great American” beginning on page 196 of the Proxy Statement/Prospectus, “Management of AAMAC” beginning on page 158 of the Proxy Statement/Prospectus and “Management of the Company following the Acquisition” beginning on page 206 of the Proxy Statement/Prospectus, as applicable. To the extent applicable, the information under “Certain Relationships and Related Transactions—AAMAC Related Person Transactions” beginning on page 215 of the Proxy Statement/Prospectus and “Certain Relationships and Related Transactions—Great American Related Person Transactions” beginning on page 219 of the Proxy Statement/Prospectus is incorporated herein by reference.

The audit committee of the Company’s board of directors is comprised of Messrs. Hart, Hilton and Berger with Mr. Hart serving as chairman and financial expert. The compensation committee of the Company’s board of directors is comprised of Messrs. Hart, Hilton and Klein with Mr. Hilton serving as the chairman. The corporate governance committee of the Company’s board of directors is comprised of Messrs. Hart, Hilton and Klein with Mr. Hart serving as the chairman.

Each non-employee director will receive annual fees of $40,000, to be paid in quarterly installments, and an annual grant of $50,000 in stock options, restricted stock or other form of award for serving as a director. Such stock options, restricted stock or other form of award will be subject to a one-year vesting period. In addition, annual fees of $12,000, $8,000 and $4,000 will be paid to the chairperson of the Company’s audit committee, compensation committee and governance committee, respectively. A one-time $40,000 grant of stock options, restricted stock or other form of award will be made to each non-employee director in connection with such individual’s appointment to the Company’s board of directors, which stock options, restricted stock or other form of award will be subject to a one-year vesting period.

In connection with the consummation of the Acquisition, the Company assumed the AAMAC 2009 Stock Incentive Plan (the “Incentive Plan”) adopted by the AAMAC stockholders on July 31, 2009. To the extent applicable, information regarding the Incentive Plan set forth under “The Incentive Plan Proposal” beginning on page 139 of the Proxy Statement/Prospectus is incorporated herein by reference. A copy of the Incentive Plan is filed as Exhibit 10.11 to this current report on Form 8-K.

Item 5.06.	Change in Shell Company Status.

To the extent applicable, the information under Item 2.01 of this current report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On August 3, 2009, the Company and AAMAC issued a press release announcing the consummation of the Acquisition, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information set forth in this Item 8.01, including the text of the press release, attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The consolidated financial statements of Great American as of March 31, 2009 (unaudited), December 31, 2008 and 2007 and for the three months ended March 31, 2009 and 2008 (unaudited) and for the years ended December 31, 2008, 2007 and 2006 are incorporated herein by reference from the Proxy Statement/Prospectus.

The unaudited condensed financial statements of AAMAC as of March 31, 2009 and 2008 and for the three months ended March 31, 2009 and 2008 and the audited financial statements of AAMAC as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and for the period from January 26, 2007 (inception) through December 31, 2007 are incorporated herein by reference from the Proxy Statement/Prospectus.

(b)	PRO FORMA FINANCIAL INFORMATION.

The unaudited condensed combined pro forma statements of operations for the three months ended March 31, 2009 and the year ended December 31, 2008 give pro forma effect to the Acquisition as if it had occurred on January 1, 2008. The unaudited condensed combined pro forma balance sheet as of March 31, 2009 gives pro forma effect to the Acquisition as if it had occurred on such date. The unaudited condensed combined pro forma statements of operations and balance sheet are based on the historical financial statements of Great American and AAMAC for the three months ended March 31, 2009 and the year ended December 31, 2008.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Acquisition, are factually supportable and, in the case of the unaudited pro forma statement of operations, are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited condensed combined pro forma financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company giving effect to the consummation of the Acquisition.

This information should be read together with the consolidated financials statements of Great American and the notes thereto, the financial statements of AAMAC and the notes thereto, the balance sheet of the Company and the notes thereto, “Great American’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “AAMAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included in the Proxy Statement/Prospectus.

The unaudited condensed combined pro forma financial statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and does not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

The unaudited condensed combined pro forma financial statements reflect the Acquisition being accounted for as a reverse merger accompanied by a recapitalization of Great American. Under this accounting method, Great American is considered the acquirer for accounting purposes because it has obtained effective control of AAMAC as a result of the Acquisition. This determination was primarily based on the fact that the former AAMAC stockholders hold approximately 63.5% of the voting interests of the Company upon consummation of the Acquisition (which decreased from the prior estimated range of 77.86% to 83.23% due to the repurchase of approximately $208 million of common stock of AAMAC in connection with the consummation of the Acquisition). This determination was also based upon the fact that Great American’s operations comprise the ongoing operations of the Company, Great American’s senior management serves as the senior management of the Company, the Great American Members retained a significant minority voting interest in the Company and the Great American Members’ appointment of a majority of the Company’s initial board of directors. However, because AAMAC, the acquiree for accounting purposes, does not meet the definition of a “business” provided in SFAS 141R, the recognition and measurement provisions of SFAS 141R do not apply and therefore, the Company does not recognize any goodwill or other intangible assets based upon fair value or related amortization expense associated with amortizable intangible assets. Instead, the share exchange transaction utilizes the capital structure of AAMAC and the assets and liabilities of Great American are recorded at historical cost.

Great American Group, Inc. and Subsidiaries

Unaudited Condensed Combined Pro Forma Balance Sheet

As of March 31, 2009

(Dollars in thousands)

	Historical
	Great American Group, LLC	AAMAC	Pro Forma Adjustments		Combined Pro Forma
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$58,399	$741	$407,572	B	$86,085
			(4,383)	A
			(14,969)	C
			(3,985)	E
			(31,878)	F
			(325,412)	H
Restricted cash	23,221	—	—		23,221
Accounts receivable, unbilled receivables and advances against customer contracts	13,561	—	—		13,561
Goods held for sale or auction	16,603	—	—		16,603
Prepaid expenses and other current assets	1,303	142	(50)	I	1,395
Deferred tax asset—current	—	—	481	N	481

Total current assets	113,087	883	27,376		141,346

Cash and cash equivalents held in trust account -restricted	—	407,572	(407,572)	B	—
Property and equipment, net	1,054	—	—		1,054
Goodwill	5,688	—	—		5,688
Intangible assets, net	504	—	—		504
Other assets	496	415	—		911

Total assets	$120,829	$408,870	$(380,196)		$149,503

Liabilities
Current liabilities:
Accounts payable	$4,560	$—	$—		$4,560
Accrued expenses and other current liabilities	6,877	357			7,234
Amount payable under collaborative arrangements	38,500	—	—		38,500
Mandatorily redeemable noncontrolling interests	2,300	—	—		2,300
Accrued compensation plans	13,791	—	(13,791)	G	—
Auction and liquidation proceeds payable	1,533	—	—		1,533
Warrant redemption liability	—	—	23,000		23,000
Current portion of long term debt	19,538	—	—		19,538

Total current liabilities	87,099	357	9,209		96,665

Long-term debt, net of current portion	4,177	—	55,617	A	55,809
			(3,985)	E
Deferred tax liability—non-current	—	—	564	N	564

Total liabilities	91,276	357	61,405		153,038

Common stock subject to conversion	—	122,396	(122,396)	H	—
Equity:
Deferred compensation	(1,377)	—	1,377	G	—
Common stock—Great American Group, Inc.	—	—	5	M	3
			(3)	H
			1	D
Common stock—AAMAC	—	4	(4)	M	—
Additional paid-in capital	—	279,810	(203,014)	H	—
			(31,878)	F
			12,414	G
			22,264	M
			50,898	D
			(50,899)	D
			(83)	N
			(50)	I
			(60,000)	A
			(19,462)	R
Members’ equity	30,930	—	(7,991)	C	—
			(22,939)	M
Retained earnings (Accumulated deficit)	—	6,303	(6,978)	C	(3,538)
			675	M
			(3,538)	R

Total stockholders’ equity (deficit)	29,553	286,117	(319,205)		(3,535)

Total liabilities and equity (deficit)	$120,829	$408,870	$(380,196)		$149,503

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Great American Group, Inc. and Subsidiaries

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Three Months Ended March 31, 2009

(Dollars in thousands, except per share amounts)

	Historical
	Great American Group, LLC	AAMAC	Pro Forma Adjustments		Combined Pro Forma
	(In thousands, except per share amounts)
Revenues:
Services and fees	$38,813	$—	$—		$38,813
Sale of goods	3,075	—	—		3,075

Total revenues	41,888	—	—		41,888

Operating expenses:
Direct cost of services	3,900	—	—		3,900
Cost of goods sold	3,189	—	—		3,189
Selling, general and administrative expenses	14,105	276	(7,118)	G	8,050
			868	J
			(150)	L
			69	P

Total operating expenses	21,194	276	(6,331)		15,139
Operating income (loss)	20,694	(276)	6,331		26,749
Other income (expense):
Interest income	4	237			241
Other income	18	—			18
Interest expense	(5,930)	—	32	E	(7,230)
			(1,332)	A

Income (loss) from continuing operations before income taxes	14,786	(39)	5,031		19,778
Benefit (provision) for income taxes	—	13	(7,798)	O	(7,785)

Net income (loss) from continuing operations	14,786	(26)	(2,767)		11,993
Accretion of trust income relating to common stock subject to possible conversion	—	(63)	63	K	—

Net income (loss) from continuing operations attributable to other common stockholders	$14,786	(89)	(2,704)		11,993

Weighted average shares outstanding—Basic and diluted		39,330			30,984	Q
Earnings per share—Basic and diluted		$(0.00)			$0.39

See accompanying notes to unaudited condensed pro forma financial statements.

Great American Group, Inc. and Subsidiaries

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Year Ended December 31, 2008

(Dollars in thousands, except per share amounts)

	Historical
	Great American Group, LLC	AAMAC	Pro Forma Adjustments		Combined Pro Forma
	(In thousands, except per share amounts)
Revenues:
Services and fees	$48,496	$—	$—		$48,496
Sale of goods	4,673	—	—		4,673

Total revenues	53,169	—	—		53,169

Operating expenses:
Direct cost of services	20,595	—			20,595
Cost of goods sold	4,736	—			4,736
Selling, general and administrative expenses	21,696	2,397	(401)	G	29,174
			5,206	J
			276	P

Total operating expenses	47,027	2,397	5,081		54,505
Operating income (loss)	6,142	(2,397)	(5,081)		(1,336)
Other income (expense):
Interest income	158	6,370			6,528
Other income (expense)	95	—			95
Interest expense	(4,063)	—	207	E	(10,516)
		—	(6,660)	A

Income (loss) from continuing operations before income taxes	2,332	3,973	(11,534)		(5,229)
Benefit (provision) for income taxes	—	(1,356)	3,414	O	2,058

Net income (loss) from continuing operations	2,332	2,617	(8,120)		(3,171)
Accretion of trust income relating to common stock subject to possible conversion	—	(1,449)	1,449	K	—

Net income (loss) continuing operations attributable to other common stockholders	$2,332	1,168	(6,671)		(3,171)

Weighted average shares outstanding—basic		39,330			30,264	Q
Earnings (loss) per share—basic		$0.03			$(0.10)

See accompanying notes to unaudited condensed pro forma financial statements.

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements

1.	Description of the Acquisition and Basis of Presentation

The Acquisition

On May 14, 2009, Alternative Asset Management Acquisition Corp. (“AAMAC”), a Delaware corporation, Great American Group, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of AAMAC (the “Company”), and AAMAC Merger Sub, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Reorganization (as amended, the “Purchase Agreement”) with Great American Group, LLC (“Great American”), the members of Great American (the “Great American Members”) and the representative of the Great American Members. Pursuant to the terms of the Purchase Agreement, the Great American Members agreed to contribute all of the membership interests of Great American to the Company in exchange for common stock of the Company and cash. Concurrently with the Contribution, Merger Sub merged with and into AAMAC with AAMAC surviving as a wholly-owned subsidiary of the Company (the “Merger” and, collectively with the Contribution, the “Acquisition”). In connection with the Merger, AAMAC common stock and warrants were exchanged for common stock and warrants of the Company. On July 30, 2009, AAMAC’s warrant holders voted and approved an amendment to the agreement governing the warrant pursuant to which all of the outstanding warrants are required to be redeemed pursuant to the Warrant Redemption (as defined below) on or prior to the 90th day following the Acquisition. Following the Acquisition, AAMAC and Great American became wholly-owned subsidiaries of the Company, which will be the public company going forward. In connection with the Acquisition, the Company’s common stock and warrants have been listed on the OTC Bulletin Board under the symbols “GAMR” and “GAMRW”. Upon the consummation of the Acquisition, the common stock, warrants and units of AAMAC ceased trading on the NYSE Amex.

The Company acquired all of the outstanding membership interests of Great American in exchange for $4.4 million in cash, the issuance of a $55.6 million note payable (interest payable quarterly at 12% beginning October 31, 2009 and principal payments due annually in five equal installments) and 10,560,000 shares of common stock of the Company. In addition, under the terms of the Purchase Agreement, certain members of Great American senior management who participate in the deferred compensation plan (the “Phantom Stock Plan”), and the Great American Members are eligible to receive up to 6,000,000 shares of Company common stock upon Great American’s achievement of certain Adjusted EBITDA targets. The closing share consideration and contingent share consideration received by the participants of the deferred compensation plan are subject to certain future service requirements. Contingent consideration paid or issued to deferred compensation plan participants will be recognized as compensation expense subsequent to the Acquisition. In addition to the share consideration issued to the Great American Members, 1,440,000 shares of restricted stock are issuable to members of Great American senior management who participated in the Phantom Stock Plan, which shares that vest based on service conditions; 50% in six months, 25% in twelve months and the remaining 25% in eighteen months from the closing date.

Stockholders of AAMAC received 2.0 shares of Company common stock for each outstanding share of AAMAC common stock that they held at the effective time of the Acquisition. Accordingly, in the accompanying unaudited condensed combined pro forma financial statements, all AAMAC common stock outstanding prior to the close of the Acquisition has been adjusted to reflect the impact of the exchange ratio described above.

AAMAC closing stock price at March 31, 2009	$9.63
Share exchange ratio	2.0

Adjusted AAMAC closing stock price at March 31, 2009	$4.82

Upon consummation of the Acquisition and assuming all contingent stock consideration is issued, the following represents the number of shares issued or issuable, along with relative percentage interests in the Company:

(In thousands)
Number of shares Issued at closing:
Great American Group, LLC Members	10,560	28.3%
AAMAC Stockholders	19,344	51.8%

Total shares issued at closing	29,904	80.1%

Shares issuable:
Great American Group, LLC Phantom Equityholders—closing shares with service vesting	1,440	3.9%
Great American Group, LLC Members—contingent shares	5,280	14.1%
Great American Group, LLC Phantom Equityholders—contingent shares	720	1.9%

Total shares issuable	7,440	19.9%

Total shares issued/issuable	37,344	100.0%

Additionally, the Company will retain in an escrow account 2,500,000 of the shares issued at closing, of which, 1,500,000 are Great American Member and Phantom Equityholder shares held to satisfy any working capital shortfalls (1,320,000 of which are held to also satisfy any inventory shortfall) and 1,000,000 are AAMAC founder shares, which will be released from escrow and issued or forfeited depending on the achievement of certain performance targets.

Total consideration transferred to Great American Members’ and Phantom Equityholders’ in the form of shares and cash by year assuming all contingent consideration is earned appears as follows (share consideration calculated using AAMAC’s adjusted closing share price at March 31, 2009 of $4.82):

(In thousands)
	Share Consideration
	Number of Shares Issued (1)(3)	Members’ Share Consideration	Phantom Equityholders’ Share Consideration (2)	Cash Consideration (3)	Note Payable Consideration (3)	Total Consideration
Transaction Close—March 31, 2009
Distribution at close	10,560	$50,899	$—	$4,383	$55,617	$110,899

Fiscal year ended December 31, 2009:
Closing consideration	720	—	3,470	—	—	3,470
Contingent consideration	2,000	8,483	1,157	—	—	9,640

2009 Total	2,720	8,483	4,627	—	—	13,110

Fiscal year ended December 31, 2010:
Closing consideration	720	—	3,470	—	—	3,470
Contingent consideration	2,000	8,483	1,157	—	—	9,640

2010 Total	2,720	8,483	4,627	—	—	13,110

Fiscal year ended December 31, 2011:
Contingent consideration	2,000	8,483	1,157	—	—	9,640

Total Consideration Transferred	18,000	$76,348	$10,411	$4,383	$55,617	$146,759

(1)	Contingent consideration shares are issued on the anniversary of the transaction close date following the period the contingent earnings target is achieved.
(2)	Consideration transferred to the Phantom Equityholders is recognized as compensation expense. The expense for the closing consideration is recognized with vesting of the 1,440,000 shares 50% in six months, 25% in twelve months and the remaining 25% in eighteen months from the closing date. The expense recognized for the contingent consideration is recognized when the achievement of the earnings target is deemed probable while the underlying shares are issued to Phantom Equityholders employed on the anniversary date of the closing date subsequent to the achievement of the earnings target.
(3)	Contingent cash consideration transferred to the Great American Members is based upon the attainment of certain adjusted EBITDA targets and is payable 30 days after the final determination of adjusted EBITDA for the period.

The Purchase Agreement contains an adjustment to the purchase consideration transferred to the extent that the final net working capital of Great American, as calculated pursuant to the terms of the Purchase Agreement, is less than or greater than $6.0 million at closing. If the final net working of Great American is greater than $6.0 million, the excess amount shall be paid in cash to the Great American Members. If the final net working capital of Great American is less than $6.0 million, the number of shares issuable to the Great American Members and Phantom Stock Plan participants will be reduced by the amount equal to the shortfall divided by the agreed upon share price of $9.84 per share, solely in the form of the closing shares held in escrow.

The pro forma distribution of working capital as of March 31, 2009 has been calculated as follows:

(Dollars in thousands, except per share amounts)
Working capital, as reported:
Total current assets	$113,087
Total current liabilities	(87,099)

Working capital	25,988
Reconciling items to working capital, as reported:
less: cash distributed to Great American Members at closing	(18,815)
less: cash estimated to be distributed to Great American Members upon settlement of the final working capital calculation in accordance with the Purchase Agreement	(13,063)
less: loan repayment	(3,985)
add: mandatorily redeemable noncontrolling interests	2,300
add: accrued compensation plans	13,791

Total reconciling items	(19,772)
Reconciliation to escrow shares:
Adjusted working capital deficit	6,216
Working capital benchmark	6,000

Working capital shortfall	$—
Value per escrow share	$9.84
Escrow shares returned to the Company	—

On July 30, 2009, AAMAC received approval from its warrant holders to amend the terms of the warrant agreement governing the warrants exercisable for shares of its common stock in order to (a) require the redemption of all of the issued and outstanding warrants, including the warrants issued to the sponsors of AAMAC, at a price of $0.50 per warrant at any time on or prior to the 90th day following the Acquisition (the “Warrant Redemption”), (b) delay the commencement of the exercisability of the warrants from immediately following the Acquisition to the 91st day following the consummation of the Acquisition and (c) preclude any adjustment of the warrants as a result of the Acquisition.

In connection with the consummation of the Acquisition, funds from the trust account were used for the conversion of 11,835,425 Public Shares of AAMAC common stock, representing 28.59% of the outstanding shares of AAMAC, at the trust value of approximately $9.85 per share which totaled approximately $116.6 million. In addition, funds from the trust account were used for the purchase of 21,141,262 Public Shares under forward purchase contracts at an average price of $9.85 per share plus fees of $0.5 million for a total of $208.8 million.

As soon as practicable and legally permissible and within 90 days following the consummation of the Acquisition, the Company intends to consummate an offer to exchange all outstanding warrants of the Company for warrants with an exercise price greater than the current exercise price of $7.50 but in no event less than the trading price of the Company common stock on the date the exchange offer commences and an exercise period ending after the current exercise period which ends on July 31, 2012. During such 90-day period and while the exchange offer is open, warrantholders will have the option to either participate in the exchange offer or not participate in the exchange offer and have their existing warrants redeemed pursuant to the Warrant Redemption. If the exchange offer is consummated and all warrantholders decide to participate, there will be an additional 46,025,000 shares of Company common stock issuable upon the exercise of such new warrants. For a more detailed description of the exchange offer, see the section of the Proxy Statement/Prospectus entitled “Proposals to be Considered by the AAMAC Warrantholders—The Warrant Redemption Proposal—The Exchange Offer.”

Basis of Presentation

The unaudited condensed combined pro forma financial statements have been prepared based on AAMAC’s and Great American’s historical financial information. The Acquisition is expected to be accounted for as a reverse merger accompanied by a recapitalization of Great American. Great American is considered to be the acquirer for accounting purposes because it obtained effective control of AAMAC as a result of the Acquisition. The determination was primarily based on Great American comprising the ongoing operations of the combined entity, Great American’s senior management serving as the senior management of the combined entity, Great American’s former equity members retaining a significant minority voting interest in the combined entity and Great American’s former equity members’ appointment of a majority of the Company’s initial board of directors. However, because AAMAC, the acquiree for accounting purposes, does not meet the definition of a “business” provided in SFAS 141R, the recognition and measurement provisions of SFAS 141R do not apply. The share exchange transaction utilizes the capital structure of AAMAC and the assets and liabilities of Great American are recorded at historical cost. Although Great American will be deemed to be the acquiring company for accounting and financial reporting purposes, as a result of Merger Sub’s merger with and into AAMAC, the Company is the parent entity of both AAMAC and Great American. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited condensed combined pro forma financial statements are not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

2.	Pro Forma Adjustments and Assumptions

A)	Represents the $4.4 million cash and $55.6 million note payable components of the purchase price for the membership interests of Great American. Of the $4.4 million cash and $55.6 million note payable components of the purchase price, approximately $9.3 million will be paid to the deferred compensation plan participants. As the $12.4 million carrying value of the plan’s liability at March 31, 2009 exceeds the settlement payout by $3.1 million, the Company will recognize a credit to compensation expense at the closing of the Acquisition. No pro forma adjustment has been reflected in the condensed combined pro forma statements of operations since the adjustment is not expected to have a continuing impact on the Company’s combined results. Related interest expense calculated at the note rate of 12% per annum of $1.3 million and $6.7 million for the three months ended March 31, 2009 and December 31, 2008, respectively, has been reflected in the respective pro form statement of operations.

B)	Reflects the release of $407.6 million of cash and cash equivalent investments held in trust that will be available for transaction consideration, transaction costs, share and warrant redemption, forward purchase contracts of public shares and the operating activities of the Company following the Acquisition.

C)	Reflects the payment of $15.0 million related to transaction costs incurred and payable upon the close of the Acquisition, as follows:

	Great American	AAMAC	Total
	(Dollars in thousands)
Accounting, legal and financial advisory fees	$7,893	1,022	$8,915
Underwriting fees	—	2,950	2,950
Financo	—	255	255
Halcyon Termination Payment	—	1,000	1,000
Other	98	1,751	1,849

Total	$7,991	6,978	$14,969

D)	Reflects the issuance of 10,560,000 shares of Company common stock to Great American Members as consideration for the membership interests of Great American. This pro forma adjustment is based upon AAMAC’s adjusted closing share price of $4.82 at March 31, 2009.

E)	Reflects Great American’s repayment of loans in the amount of $4.0 million to former Great American equity holders. Related interest expense of $32,000 and $0.2 million for the three months ended March 31, 2009 and December 31, 2008, respectively, has also been eliminated.

F)	Reflects the payout of Great American’s available cash and cash equivalents (unrestricted cash) to the Great American Members in the amount of $31.9 million and the cash component of the purchase consideration in the amount of $4.4 million after the repayment of the outstanding loans in the amount of $4.0 million. The actual amount of the cash payout to Great American Members is subject to change based on the changes in working capital at closing.

G)	Reflects the pro forma adjustment to eliminate the historical Great American deferred compensation plan liability of $12.4 million as described in A) above and the elimination of the $1.4 million liability for the employment agreements for the two members of Great American, which is recorded as deferred compensation within equity in the historical Great American consolidated financial statements, as a result of their modification. The expense related to the deferred compensation plan and employment agreements reported for the three months ended March 31, 2009 and the twelve months ended December 31, 2008 of $7.1 million and $0.4 million, respectively, has also been eliminated. The pro forma expense for the modification to the deferred compensation plan and employment agreements in included in J) and Q), respectively.

H)	Reflects the reclassification of common stock subject to conversion to permanent equity. This amount, which immediately prior to the Acquisition was being held in a trust account, represents the value of 12,419,999 shares of common stock (30% of the Public Shares pre-exchange less one share) or $122.4 million. This also reflects the cash remitted from the funds in the trust account which were used for the conversion of 11,835,425 Public Shares of AAMAC common stock, representing 28.59% of the outstanding shares of AAMAC, at the trust value of approximately $9.85 per share which totaled approximately $116.6 million and the purchase of 21,141,262 Public Shares under forward purchase contracts at an average price of $9.88 per share for a total of $208.8 million, for a total of $325.4 million.

I)	To eliminate certain direct transaction related expenses capitalized as an element of prepaid expenses.

J)	Represents compensation expense related to the issuance of 1,440,000 shares related to the elimination of Great American’s deferred compensation plan. As the shares vest 50% in six months, 25% in twelve months and the remaining 25% in eighteen months from the closing date, compensation expense of approximately $0.9 million and $5.2 million has been recorded for the three months ended March 31, 2009 and the twelve months ended December 31, 2008, respectively, based on AAMAC’s adjusted closing share price of $4.82 at March 31, 2009.

K)	Reflects the elimination of the period accretion of trust income relating to AAMAC common stock subject to conversion, as the conversion option expired upon consummation of the Acquisition.

L)	Reflects the reversal of Great American’s $0.2 million of transaction costs incurred during the three months ended March 31, 2009. No transaction costs were incurred for the twelve months ended December 31, 2008.

M)	Reflects the issuance of 2.00 shares of common stock of the Company for every share of AAMAC’s common stock upon closing the Acquisition.

N)	Reflects the recognition of deferred tax assets and liabilities at March 31, 2009 for book-tax differences related to goods held for sale of auction, accruals, and intangible assets based on a statutory tax rate of 39.4%.

O)	Reflects the pro forma adjustment for the income tax (provision) benefit of ($7.8 million) and $3.4 million, for the three months ended March 31, 2009 and the twelve months ended December 31, 2008, respectively, of the combined entity based on the tax impact of the combined entity’s net income. The provision is calculated based on the statutory tax rate of 39.4% on the combined pro forma income (loss) from continuing operations.

P)	Reflects the impact of four employment agreements executed in connection with the transaction. Compensation provisions in the agreements exceed historical compensation for these four employees as follows:

	Three months ended March 31, 2009	Twelve months ended December 31, 2008
(Dollars in thousands)
Compensation under new employment agreements	$450	$1,802
Historical compensation expense	381	1,526

Increase in compensation expense	$69	$276

Q)	Pro forma earnings per share (EPS), basic and diluted, are based on the weighted average number of shares of common stock. Earnings per share is computed by dividing income (loss) by the weighted average number of shares of common stock outstanding during the period. The effect of the approximately 1,440,000 restricted shares available for issuance to Phantom Equityholders has been calculated based on the treasury stock method and has been determined to be antidilutive for the three months ended March 31, 2009 and the twelve months ended December 31, 2008.

	Three Months Ended March 31, 2009	Year Ended December 31, 2008
(In thousands)
Basic and diluted shares:
AAMAC Public Shares outstanding prior to closing	41,400	41,400
AAMAC founder shares (1)	2,500	2,500
AAMAC shares subject to conversion (2)	(11,837)	(11,837)
AAMAC shares subject to forward purchase contracts (3)	(21,141)	(21,141)

Total AAMAC shares outstanding prior to the Acquisition	10,922	10,922
Share exchange ratio	2x	2x

Great American Group, Inc. shares issued in connection with the Acquisition	21,844	21,844
Shares issued as purchase consideration to Members	10,560	10,560
Shares issued to Phantom Equityholders	1,080	360
Shares forfeited by AAMAC founders	(2,500)	(2,500)

Total basic and diluted shares	30,984	30,264

(1)	Reflects the cancellation of 7,850,000 shares held by the AAMAC founders immediately prior to the consummation of the Acquisition.

(2)	Reflects the 11,835,425 AAMAC shares, representing 28.59% of the Public Shares, that were converted into a pro rata portion of the funds in the AAMAC trust account in connection with the consummation of the Acquisition.

(3)	Reflects the 21,141,262 AAMAC shares that were purchased by AAMAC pursuant to forward contracts in connection with the consummation of the Acquisition.

The effect of the potential issuance of the 6,000,000 shares of Contingent Stock Consideration to the Great American Members and the Phantom Equityholders is not reflected in these pro forma outstanding shares. In addition, 1,000,000 shares of AAMAC founders’ stock held in escrow, the release of which is contingent upon achievement of the Adjusted EBITDA targets have not been excluded from total and basic diluted shares presented in the unaudited condensed combined pro forma financial statements because these shares have already been issued and are outstanding at March 31, 2009 and participate equally with all other shares of common stock.

R)	Reflects the recognition of the Warrant Redemption Liability in the amount of $23.0 million which are subject to redemption within 90 days of the closing date.

(c) SHELL COMPANY TRANSACTIONS

The information included in Items 9.01(a) and 9.01(b) of this current report on Form 8-K is incorporated herein by reference.

(d) EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated May 14, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(1)+

2.2	Amendment No. 1 to Agreement and Plan of Reorganization, dated May 29, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(1)

2.3	Amendment No. 2 to Agreement and Plan of Reorganization, dated July 8, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc. AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(1)

2.4	Amendment No. 3 to Agreement and Plan of Reorganization, dated July 28, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc. AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(2)

4.1	Form of Warrant Agreement, dated August 1, 2007, by and between Alternative Asset Management Acquisition Corp. and Continental Stock Transfer & Trust Company*

4.2	Amendment No. 1 to Warrant Agreement, dated July 31, 2009, by and between Alternative Asset Management Acquisition Corp. and Continental Stock Transfer & Trust Company*

4.3	Form of Warrant Certificate*

10.1	Employment Agreement by and between Great American Group, Inc. and Harvey M. Yellen*

10.2	Employment Agreement by and between Great American Group, Inc. and Andrew Gumaer*

10.3	Employment Agreement by and between Great American Group, Inc. and Paul Erickson*

10.4	Employment Agreement by and between Great American Group, Inc. and Scott Carpenter*

10.5	Registration Rights Agreement by and among Great American Group, Inc. and the stockholders of Great American Group, Inc. named therein*

10.6	Escrow Agreement by and among Great American Group, Inc., the Member Representative and Continental Stock Transfer & Trust Company*

10.7	Form of Lock-up Agreement by and between Great American Group, Inc. and certain stockholders of Great American Group, Inc.*

10.8	Letter Agreement, dated May 14, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., Great American Group, LLC and the stockholders of Alternative Asset Management Acquisition Corp. named therein(1)

10.9	Amendment to Letter Agreement, dated as of July 8, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., Great American Group, LLC and the stockholders of Alternative Asset Management Acquisition Corp. named therein(1)

10.10	Amendment to Letter Agreement, dated as of July 28, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., Great American Group, LLC and the stockholders of Alternative Asset Management Acquisition Corp. named therein*

10.11	Form of Director and Officer Indemnification Agreement*

10.12	2009 Stock Incentive Plan*

99.1	Press release dated August 3, 2009*

*	Filed herewith
+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
(1)	Incorporated by reference to the Company’s Registration Statement on Form S-4 (File No. 333-159644) declared effective by the SEC on July 17, 2009
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2009	GREAT AMERICAN GROUP, INC.

	By:	/s/ Paul Erickson
	Name:	Paul Erickson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated May 14, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(1)+

2.2	Amendment No. 1 to Agreement and Plan of Reorganization, dated May 29, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(1)

2.3	Amendment No. 2 to Agreement and Plan of Reorganization, dated July 8, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc. AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(1)

2.4	Amendment No. 3 to Agreement and Plan of Reorganization, dated July 28, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc. AAMAC Merger Sub, Inc., Great American Group, LLC, the Members of Great American Group, LLC and the Member Representative(2)

4.1	Form of Warrant Agreement, dated August 1, 2007, by and between Alternative Asset Management Acquisition Corp. and Continental Stock Transfer & Trust Company*

4.2	Amendment No. 1 to Warrant Agreement, dated July 31, 2009, by and between Alternative Asset Management Acquisition Corp. and Continental Stock Transfer & Trust Company*

4.3	Form of Warrant Certificate*

10.1	Employment Agreement by and between Great American Group, Inc. and Harvey M. Yellen*

10.2	Employment Agreement by and between Great American Group, Inc. and Andrew Gumaer*

10.3	Employment Agreement by and between Great American Group, Inc. and Paul Erickson*

10.4	Employment Agreement by and between Great American Group, Inc. and Scott Carpenter*

10.5	Registration Rights Agreement by and among Great American Group, Inc. and the stockholders of Great American Group, Inc. named therein*

10.6	Escrow Agreement by and among Great American Group, Inc., the Member Representative and Continental Stock Transfer & Trust Company*

10.7	Form of Lock-up Agreement by and between Great American Group, Inc. and certain stockholders of Great American Group, Inc.*

10.8	Letter Agreement, dated May 14, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., Great American Group, LLC and the stockholders of Alternative Asset Management Acquisition Corp. named therein(1)

10.9	Amendment to Letter Agreement, dated as of July 8, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., Great American Group, LLC and the stockholders of Alternative Asset Management Acquisition Corp. named therein(1)

10.10	Amendment to Letter Agreement, dated as of July 28, 2009, by and among Alternative Asset Management Acquisition Corp., Great American Group, Inc., Great American Group, LLC and the stockholders of Alternative Asset Management Acquisition Corp. named therein*

10.11	Form of Director and Officer Indemnification Agreement*

10.12	2009 Stock Incentive Plan*

99.1	Press release dated August 3, 2009*

*	Filed herewith
+	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.
(1)	Incorporated by reference to the Company’s Registration Statement on Form S-4 (File No. 333-159644) declared effective by the SEC on July 17, 2009
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2009